UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2023

NABORS ENERGY TRANSITION CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41744	98-1729137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 West Greens Road, Suite 1200 Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

(281) 874-0035
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one warrant	NETDU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	NETD	The Nasdaq Stock Market LLC
Warrants, exercisable for one Class A ordinary share at an exercise price of $11.50 per share	NETDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 18, 2023, Nabors Energy Transition Corp. II (the “Company”) completed its initial public offering (the “IPO”) of 30,500,000 units (the “Units”), including 500,000 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option. Each Unit had an offering price of $10.00 and consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant of the Company (each such whole warrant, a “Public Warrant”). Each Public Warrant entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share.

On July 18, 2023, simultaneously with the closing of the IPO and pursuant to the Private Placement Warrants Purchase Agreement, dated July 13, 2023, by and among the Company and the purchasers party thereto (the “Purchasers”), the Company completed the private sale of an aggregate of 9,540,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant to the Purchasers. Each Private Placement Warrant is exercisable to purchase one Class A Ordinary Share at a price of $11.50 per share.

On July 18, 2023, the direct or indirect owners of Nabors Energy Transition Sponsor II LLC (the “Sponsor”) loaned the Company an aggregate of $3,050,000 (the “Overfunding Loan”), and in exchange, the Company issued unsecured promissory notes to each lender for an aggregate principal amount of $3,050,000 (collectively, the “Overfunding Notes”). The Overfunding Loan will be paid upon the closing of the Company’s initial business combination or converted into warrants of the Company at a price of $1.00 per warrant (or any combination thereof), at the Sponsor’s discretion, which warrants will be identical to the Private Placement Warrants.

Of the net proceeds of the IPO, the sale of the Private Placement Warrants and the Overfunding Loan, $308,050,000, including $10,675,000 of deferred underwriting discounts and commissions, has been deposited into a U.S. based trust account with Continental Stock Transfer & Trust Company acting as trustee. An audited balance sheet as of July 18, 2023 of the Company reflecting receipt of the proceeds upon the closing of the IPO, the sale of the Private Placement Warrants and the Overfunding Loan has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Audited Balance Sheet, as of July 18, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2023

NABORS ENERGY TRANSITION CORP. II

By:	/s/ Anthony G. Petrello
Name:	Anthony G. Petrello
Title:	Chief Executive Officer, President and Secretary

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